Exhibit 5

PAGE 1 of 3

STATE FARM LIFE INSURANCE COMPANY
Bloomington, Illinois

Doc Type: 01 Check Digit

VARIABLE DEFERRED ANNUITY APPLICATION

1. PROPOSED ANNUITANT (Print name in full)

a. ☐ MR ☐ MS LAST NAME | FIRST NAME | MIDDLE INITIAL

b. MAILING ADDRESS | CITY | STATE | ZIP CODE

c. SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER | DRIVER'S LICENSE NUMBER | STATE | SEX | BIRTH DATE MO-DAY-YR | AGE

d. MARITAL STATUS | STATE OF BIRTH | UNITED STATES OR CANADIAN CITIZEN? YES ☐ NO ☐

2. APPLICANT/OWNER (Required for Trusteed Retirement Plan or if Proposed Annuitant is under age 16)

a. LAST NAME | FIRST NAME | MIDDLE INITIAL | SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER

b. MAILING ADDRESS | CITY | STATE | ZIP CODE

c. **Successor Owner** *(Required unless the Applicant/Owner is a TRUST or CORPORATION)*
LAST NAME | FIRST NAME | MIDDLE INITIAL

3. VARIABLE DEFERRED ANNUITY

a. **INITIAL ACCOUNT AND PAYMENT ALLOCATION:**
During the free look period, all premiums are allocated to the Fixed Account. Percentages must be whole numbers.

Small Cap Equity Subaccount	________%
Small Cap Equity Index Subaccount	________%
International Equity Subaccount	________%
International Equity Index Subaccount	________%
Large Cap Equity Subaccount	________%
Large Cap Equity Index Subaccount	________%
Stock and Bond Balanced Subaccount	________%
Bond Subaccount	________%
Money Market Subaccount	________%
Fixed Account	________%
TOTAL = 100%	

b. Amount of premium to be billed: $ ____________
Mode: *(check one)* ☐ Annual ☐ SFPP ☐ Existing Life PAC ☐ Agents Payroll Deduction ☐ Employee Payroll Deduction ☐ Salary Allotment | Existing Special Monthly Account Number:

c. Amount of premium submitted with this application: $ ____________

d. Do you want to enroll in the following program(s)? YES ☐ NO ☐ (If Yes, indicate program and complete the appropriate request form(s).)
☐ Dollar-Cost Averaging (DCA) **or** ☐ Portfolio Rebalancing (PR) *(Only one - DCA or PR - can be in effect at a time.)*
☐ Interest Advantage *(IA can be in effect with either DCA or PR.)*

108439 12-03-2004

YES NO Page 2 of 3

4. a. Will this annuity fund one of the following tax-qualified plans? (If yes, indicate type.)

Traditional IRA—Issue with IRA Endorsement Roth IRA—Issue with Roth IRA Endorsement SEP-IRA—Issue with IRA Endorsement Other tax-qualified

TSA—Issue with TSA Endorsement, with Proposed

Annuitant as Owner CORPORATE SELF-EMPLOYED

b. If tax-qualified, indicate amount of premium to be applied to PRIOR tax year: (If none, so indicate) $

c. If IRA, indicate amount of premium irrevocably designated as a rollover contribution: $

YES NO

d. If Roth IRA, is this a conversion or transfer?

Conversion from a traditional IRA Transfer from a Roth IRA

(If yes, indicate type and complete Roth IRA Conversion/Transfer Request Form)

5. Proposed Annuitant or the Applicant, if other than the Proposed Annuitant: YES NO

a. Do you own any life insurance or annuities on yourself or others?

b. If yes, is this policy a replacement of any of those policies?

6. BENEFICIARY DESIGNATION

PRIMARY BENEFICIARY—FULL NAME

RELATIONSHIP

SUCCESSOR BENEFICIARY—FULL NAME

RELATIONSHIP

7. TELEPHONE AUTHORIZATION

The Owner may make certain requests under the Policy by telephone if we have a written telephone authorization on file. These include requests for transfers, withdrawals, changes in premium allocation instructions, dollar-cost averaging changes, changes in portfolio rebalancing program, and systematic withdrawal changes. Our Home Office will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Such procedures may include, among others, requiring some other form of personal identification prior to acting upon instructions received by telephone, providing written confirmation of such transactions, and/or tape recording of telephone instructions. Your request for telephone transactions authorizes us to record telephone calls. If reasonable procedures are not employed, we may be liable for any losses due to unauthorized or fraudulent instructions. If reasonable procedures are employed, we will not be liable for any losses due to unauthorized or fraudulent instructions.

This Authorization will continue in force until the earlier of a) the date we receive a revocation request from the Owner, b) the date we restrict or discontinue all Telephone Authorizations, or c) the date we receive an ownership change.

Do you elect to have telephone authorization?

Yes

No

8. AGREEMENT

The Proposed Annuitant and the Applicant state that the information in this application is true and complete.

Any check received must be honored for payment when presented. Otherwise, the policy is void. At the time of policy delivery, the information given to the Company must be true and complete without material change. If all conditions of this paragraph are met, the policy will be effective as of its policy date.

By accepting the policy, the Owner agrees to the beneficiaries named, method of payment, and corrections made. No change in plan, amount, benefits, or age at issue may be made on the application unless the Owner agrees in writing. Only an authorized company officer may change the policy provisions.

Any policy issued on this application will be owned by the Proposed Annuitant or the Applicant, if other than the Proposed Annuitant.

The Proposed Annuitant or the Applicant, if other than the Proposed Annuitant:

Understands a Surrender Charge may be applied to amounts withdrawn or if this Policy is terminated;

Understands no Surrender Charge will be applied to any Death Benefit payable;

Understands that the policy values may increase or decrease, depending on the investment experience of the separate account; and

Has been provided with the separate account prospectus and the fund prospectus for the policy applied for.

SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER (TIN) CERTIFICATION

By signing this application, I certify under penalties of perjury that (1) the TIN shown above is correct, and (2) I am exempt from backup withholding, or that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, (If you are subject to backup withholding, cross out item 2.) and (3) I am a U.S. person (Including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. (See instructions.)

Date Signed

Signature of Proposed Annuitant X.

Not required if Proposed Annuitant is under age 16

at

City State

Signature of Agent as Witness to all Signatures X

Signature of Applicant X

Required for Trusteed Retirement Plan or if Proposed Annuitant is under age 16. Not required unless Applicant is other than the Proposed Annuitant. If a firm or corporation is to be the owner, give its name and signature of authorized officer.